KPMG LLP
Suite 500
191 West Nationwide Blvd.
Columbus, OH 43215-2568
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 3, 2025, with respect to the statutory financial statements of Horace Mann Life Insurance Company, and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of the Registration Statement.
/s/ KPMG LLP
Columbus, Ohio
April 30, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

KPMG LLP
Suite 500
191 West Nationwide Blvd.
Columbus, OH 43215-2568
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 3, 2025, with respect to the financial statements of the sub-accounts that comprise the Horace Mann Life Insurance Company Qualified Group Annuity Separate Account, and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of the Registration Statement.
/s/ KPMG LLP
Columbus, Ohio
April 30, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.